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                           VULCAN MATERIALS COMPANY
                                 SUBSIDIARIES
                            AS OF DECEMBER 31, 1994

                                              STATE OR OTHER         % OWNED
                                              JURISDICTION OF      DIRECTLY OR
                                              INCORPORATION        INDIRECTLY
ENTITY                                        OR ORGANIZATION       BY VULCAN

Subsidiaries
Atlantic Granite Company*                      South Carolina           33
Birmingham Slag Company*                       Alabama                 100
BRT Transfer Terminal, Inc.                    Kentucky                100
Calizas Industriales del Carmen, S.A. de C.V.  Mexico                   49
Callaway Chemical Company                      New Jersey              100
Callaway Chemical Limited                      British Columbia        100
Central States Materials, Inc.                 Kentucky                100
CSM Trucking Company, Inc.                     Tennessee               100
Dixie Sand and Gravel Company*                 Tennessee               100
Kapkowski Road Properties, Inc.*               New Jersey              100
Knoxville Mack Distributors, Inc.*             Tennessee               100
Lambert Bros., Inc.*                           Tennessee               100
Midsouth Machine and Service Company           Tennessee               100
Peroxidation Systems GmbH                      Germany                 100
Reco Transportation, Inc.                      Kentucky                100
Reed Crushed Stone Company, Incorporated       Kentucky                100
Reed Terminal Company, Inc.                    Kentucky                100
Statewide Transport, Inc.                      Texas                   100
Vulcan/ICA Distribution Company (Partnership)  Texas                    51
Vulcan Gulf Coast Aggregates, Inc.             New Jersey              100
Vulcan Gulf Coast Materials, Inc.              New Jersey              100
Vulcan International, Ltd.                     U.S. Virgin Islands     100
Vulcan Lands, Inc.                             New Jersey              100
Vulcan Peroxidation Systems Inc.               New Jersey              100
Vulcan Soda Ash Company                        California              100
VULICA Shipping Company, Limited               Bahamas                  50
Wanatah Trucking Co., Inc.                     Indiana                 100
Wesco Contracting Company*                     Tennessee               100
White's Mines, Inc.*                           Texas                   100

*  Inactive

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